UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

SCYNEXIS, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Evertrust Plaza 13th Floor
Jersey City, New Jersey	07302-6548
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 201 884-5485

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCYX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On March 30, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain new and existing institutional and accredited investors (the “Investors”) pursuant to which the Company, in a private placement (the “Private Placement”), agreed to issue and sell to the Investors an aggregate of (i) 34,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 8,750,000 shares of Common Stock and (iii) accompanying common warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to an aggregate of 43,500,000 shares of Common Stock or Pre-Funded Warrants.

Each Share or Pre-Funded Warrant will be accompanied by one Common Warrant. 34,750,000 Shares and accompanying Common Warrants were sold at a combined price of $0.92 per Share and accompanying Common Warrant, and 8,750,000 Pre-Funded Warrants and accompanying Common Warrants were sold at a combined price of $0.9199 per Pre-Funded Warrant and accompanying Common Warrant. The aggregate share issuance includes 108,695 Shares and accompanying Common Warrants that were sold to the Company’s President and Chief Executive Officer, Dr. David Angulo.

Each Pre-Funded Warrant has an initial exercise price per share of $0.0001, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

Each Common Warrant is exercisable for one Share (or Pre-Funded Warrant in lieu thereof) at an exercise price of $1.20 per Share, or one Pre-Funded Warrant at an exercise price of $0.0001 per Pre-Funded Warrant in lieu thereof. The Common Warrants will be exercisable beginning on the effective date of the stockholder approval relating to the proposed increase in the Company’s authorized shares of Common Stock (the “Stockholder Approval”) and will expire on 5:00 p.m. (New York City time) on the earlier of (i) the fifth (5th) anniversary of its original issue date and (ii) the thirtieth (30th) day after the Company publicly releases topline data at Week 48 from the Company’s Phase 2 proof-of-concept clinical study evaluating SCY-770 in patients with autosomal dominant polycystic kidney disease. In connection with the Private Placement, the Company has agreed to convene a stockholder meeting no later than 90 days following the closing of the Private Placement to seek the Stockholder Approval.

Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant (i) if immediately prior to the exercise, a holder (together with its affiliates), beneficially owns an aggregate number of shares of Common Stock greater than 4.99% or 9.99%, as applicable (the “Maximum Percentage”), of the total number of issued and outstanding shares of Common Stock of the Company without taking into account any shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and together with the Shares, the “Registrable Securities”), or (ii) to the extent that immediately following the exercise, the holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock, which such percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Private Placement is expected to close on or about April 1, 2026, subject to the satisfaction of customary closing conditions. The Company estimates that the gross proceeds to the Company from the Private Placement will be approximately $40.0 million, before deducting placement agent fees and transaction-related expenses, and up to an additional $52.2 million in gross proceeds if the Warrants are fully exercised for cash, subject to the Stockholder Approval. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

Guggenheim Securities, LLC is acting as the sole placement agent for the Private Placement. The Company has agreed to pay the placement agent customary placement fees in its capacity as placement agent for the sale of the Shares and the Warrants to the Investors.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated March 30, 2026 (the “Registration Rights Agreement”), with the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement (the “Registration Statement”) to register for resale of the Registrable Securities within 30 days of the closing date of the Private Placement and to use its reasonable best efforts to have the Registration Statement declared effective as soon as possible, but no later than 75 days after the initial filing date of the Registration Statement, subject to extension under the terms of the Registration Rights Agreement. The Company also agreed to use reasonable best efforts to keep such registration statement effective until the earlier of the date the Registrable Securities covered by such Registration Statement have been sold or may be resold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) without restriction. The Registration Rights Agreement includes customary provisions regarding payment of fees and expenses and indemnification.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Pre-Funded Warrants and the Common Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Registration Rights Agreement, the form of Pre-Funded Warrant and the form of Common Warrant, which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above regarding the Private Placement is incorporated into this Item 3.02.

The Shares and Warrants have not been registered under the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. Each of the Investors has provided representations appropriate for a private placement of securities. The sale of the Shares and the Warrants did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01 Regulation FD Disclosure.

On March 31, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

Based on its current plans, the Company estimates that its existing cash, cash equivalents and marketable securities, together with the anticipated net proceeds from the Private Placement (excluding potential proceeds from the exercise of any Common Warrants), will be sufficient to fund its operations into mid-2029.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “could,” “expect,” “estimate,” “may,” “should, “will,” and “would” and similar expressions and the negatives of those terms. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this report. Examples of these forward-looking statements include, but are not limited to, statements concerning the aggregate amount of proceeds to be received from the Private Placement, the timing of the closing of the Private Placement, the anticipated use of net proceeds from the Private Placement and the estimated cash runway based on the anticipated net proceeds from the Private Placement. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons. These risks and uncertainties include, among others: the possibility that the Company may be adversely affected by other economic, business and/or competitive factors; risks associated with the development and timing of the Company’s programs, including, which may affect the initiation, timing and progress of clinical trials and pathways to approval; the Company’s ability to fund its operations and to raise additional capital as needed; and the impact of global economic uncertainty, rising inflation, rising interest rates or market disruptions on its business. These risks and uncertainties are more fully described under the heading “Risk Factors” in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on March 4, 2026, and its subsequent filings with the SEC from time to time. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements and, except as required by law, the Company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Common Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1	Press release of the Company dated March 31, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date: March 31, 2026	By:	/s/ David Angulo, M.D.
	Name:	David Angulo, M.D.
	Its:	Chief Executive Officer